CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of ClubCorp Holdings, Inc. (the “Company”) for the fiscal quarter ended September 3, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curtis D. McClellan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

Date: October 17, 2013

A signed original of this written statement required by Section 906 has been provided to ClubCorp Club Operations, Inc. and will be retained by ClubCorp Club Operations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.